UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01     OTHER EVENTS

On March 27, 2019, MoviePass Films LLC, a Delaware limited liability company (“MoviePass Films”), entered into an Assignment Agreement (the “Assignment Agreement”), with Emmett Furla Oasis Films, LLC (“EFO”), Emmett Furla Films Holdings, LLC (“EFF Holdings”), and Georgia Film Fund 63, LLC (“Georgia Film Fund 63”, together with EFO and EFF Holdings, the “Assignor”). Helios and Matheson Analytics Inc. (the “Company”) owns 51% of the limited liability company membership interests of MoviePass Films, and EFO owns 49% of the limited liability company membership interests of MoviePass Films. Randall Emmett and George Furla, who own controlling interests in EFO and EFF Holdings, serve as Co-Chief Executive Officers and as members of the board of managers of MoviePass Films. Prior to the closing of the transactions under the Assignment Agreement, Georgia Film Fund 63 was a wholly owned subsidiary of EFF Holdings.

Pursuant to the Assignment Agreement, on April 1, 2019, the Assignor assigned to MoviePass Films, effective as of March 27, 2019, (i) all of the Assignor’s right, title and interest in and to Georgia Film Fund 63 and (ii) all of Georgia Film Fund 63’s assets, primarily consisting of Georgia Film Fund 63’s rights in and to the film “Escape Plan 3”, starring Sylvester Stallone and Dave Bautista, and certain revenues, proceeds and entitlements set forth in distribution agreements related to the film. In exchange, MoviePass Films paid to EFO an aggregate purchase price of $1,050,000, of which approximately $247,240 was used to pay outstanding amounts owed by EFO to third party vendors in connection with the film.

Georgia Film Fund 63’s rights in and to the film and its associated revenues are subject to certain domestic and foreign distribution agreements entered into between Georgia Film Fund 63 and various film distributors in the applicable territories, and that certain Collection Account Management Agreement by and among the producers, lenders, investors, guilds, sales agents, distributors and other beneficiaries in connection with the film (the “CAMA”). As a condition precedent to the closing of the transactions under the Assignment Agreement, the CAMA was amended to provide that Georgia Film Fund 63 is entitled to be paid, subject to the terms and conditions in the CAMA, (i) $1,382,000 of the EFO Indebtedness (as defined in the CAMA) and (ii) the balance of all Collected Gross Receipts (as defined in the CAMA) after all other Beneficiaries (as defined in the CAMA) have collected their respective shares on a pari passu basis.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: April 11, 2019	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

2